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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of iPCS, Inc. and Subsidiaries dated December 27, 2004, appearing in the Annual Report on Form 10-K of iPCS, Inc. and Subsidiaries for the year ended September 30, 2004.

/s/  DELOITTE & TOUCHE LLP

Davenport, Iowa
February 8, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM